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                                                                   Exhibit 99(b)

                        CONSENT OF LEHMAN BROTHERS INC.

                         [Lehman Brothers Letterhead]



     We hereby consent to the use of our opinion letter dated June 23, 1998 to the Board of Directors of Penederm Incorporated ("Penederm"), included as Appendix D to the Proxy Statement of Penederm and Prospectus of Mylan Laboratories Inc. ("Mylan") which form part of the Registration Statement on form S-4 relating to the proposed merger of Penederm and Mylan and to the references therein to such opinion under the captions "THE MERGER-Opinion of Penederm's Financial Advisor."

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.


                                                 LEHMAN BROTHERS INC.


                                                 By:  /s/ Ted Breck
                                                    ---------------------------
                                                      Ted Breck
                                                      Managing Director


August 20, 1998